EXHIBIT 10.4
     MANAGEMENT CONSULTING SERVICES AGREEMENT BY AND BETWEEN EASYWEB, INC.
                         AND SUMMIT FINANCIAL RELATIONS

This Agreement is made as of this 10th (tenth) day of December 2004, by and between EasyWeb, Inc. ("Company") and Summit Financial Relations (the "Consultant", "Summit"), an entity related in management and ownership.

Witnesseth

WHEREAS, the company desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant's experience, skills, abilities, knowledge and background to facilitate long range strategic planning and to advise the Company in business and/or financial matters and is therefore willing to engage the Consultant upon the terms and conditions set forth herein.

WHEREAS, the consultant agrees to be engaged and retained by the Company and upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1. ENGAGEMENT

Company hereby engages Consultant on a non exclusive basis, and Consultant hereby accepts the engagement to become a management consultant to the company and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters, including but not limited to:

     A.   Mergers and acquisitions;

     B.   Due diligence studies, reorganizations, divestures;

     C.   Capital structures, banking methods and systems;

     D. Periodic reporting as to developments concerning the general financial markets and public securities markets and industry which may be relevant or of interest or concern to the Company or the Company's business; and

     E.   Guidance  and  assistance  in  available   alternatives  for  accounts
          receivable financing and/or other asset financing;

     F. Conclude business and transactions necessary to keep the Company Current in all public filings, a-float and in business until aforementioned business transaction is closed, to include lending of funds to the Company when absolutely necessary as Summit Financial,

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          Inc. has done for more than three years, free of charge,  allowing the
          Company to survive.

It shall be expressly understood that Consultant shall have no power to bind Company to any contract or obligation or to transact any business in Company's name or on behalf of the Company in any manner without approval of its Board of Directors.

  2. TERM

The term of this Agreement shall commence on the date hereof and continue indefinitely or until cancelled by Board members outside of David C. Olson. Either party may cancel this Agreement upon thirty (30) days written notice provided all accounts are paid in full. In the event either party violates any material provision of this Agreement and fails to cure such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation.

  3. COMPENSATION AND FEES:

As consideration for Consultant entering into this Agreement, Company and Consultant shall agree to the following:

A. Company shall pay Consultant a one time fee of $120,000 plus expenses, as well as reimburse monies loaned the Company by Summit, upon the closing of any transaction leaving the Company with a positive business directive and available finances, non detrimental to the survival of the Company.

  4. EXCLUSIVITY, PERFORMANCE, CONFIDENTIALITY

The services of consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Company. Consultant shall be required to expend only such time as is necessary to service Company in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Company and obtained during its engagement by the Client, shall not be directly or indirectly, disclosed without the prior express written consent of the Company, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

  5. INDEPENDENT CONTRACTOR

In its performance hereunder, Consultant and its agents shall be independent contractors. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Company, except as to the results of the work or to the extent necessary for the Company to verify the Consultant's compliance with applicable laws and regulations to which the Company may be subject. Client acknowledges

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that nothing in this Agreement shall be construed to require Consultant to provide services to client at any specific time, or in any specific place or manner.


  6. MISCELLANEOUS

No waiver of any of the provision of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification or amendment of the Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations.

There are no third party beneficiaries to this Agreement.

  7. GENERAL PROVISIONS

     A. This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Colorado.The language and all parts of this Agreement shall be in all cases construed as a whole according to its very meaning and not strictly for or against any individual party.

     B. Any dispute arising under or in any way related to this Agreement shall be submitted to binding arbitration by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration may be conducted in person, by telephone or online as agreed by all parties. The arbitration shall be binding on the parties and the arbitration award may be confirmed by any court of competent jurisdiction.

     C. It is expressly noted that Summit Financial is a related party to EasyWeb Inc., each holding David Olson as its President. Therefore this is an ARMS LENGTH, RELATED PARTY TRANSACTION.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

/s/ David Floor
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EasyWeb, Inc.,
Outside Board Member, David Floor

/s/ David Olson
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Summit Financial Relations
David Olson, President and CEO